EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This employment agreement (“Agreement”) is made and entered into as of this date by and between First American Scientific Corp., a Nevada corporation (“Corporation”), and Kelly Niavis (“Executive”).

WHEREAS, the Corporation and the Executive desire that the term of this Agreement begin on January 26, 2012 (“Effective Date”); and

WHEREAS, the Corporation desires to employ the Executive as its Chief Financial Officer and Chief Accounting Officer is willing to accept such employment by the Corporation, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.           Duties.

During the term of this Agreement, the Executive agrees to be employed by and to serve the Corporation as its Chief Financial Officer and Chief Accounting Officer and the Corporation agrees to employ and retain the Executive in such capacities.  In such capacity, the Executive shall render such managerial, administrative and other services as are customarily associated with or incident to such position and shall perform such other duties and responsibilities for the Corporation as the Corporation may reasonably require, consistent with such position.  The Executive shall devote a substantial portion of her business time, energy, and skill to the affairs of the Corporation as the Executive shall report to the Corporation’s board of directors.

Section 2.           Term of Employment.

2.1         Definitions.  For the purposes of this Agreement the following terms shall have the following meanings:

2.1.1  “Termination For Cause” shall mean termination by the Corporation of the Executive’s employment by the Corporation by reason of the Executive’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation, or by reason of the Executive’s willful material breach of this Agreement which has resulted in material injury to the Corporation.

2.1.2  “Termination Other Than For Cause” shall mean termination by the Corporation of the Executive’s employment by the Corporation (other than in a Termination for Cause) and shall include constructive termination of the Executive’s employment by reason of material breach of this Agreement by the Corporation, such constructive termination to be effective upon notice from the Executive to the Corporation of such constructive termination.

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2.1.3  “Voluntary Termination” shall mean termination by the Executive of the Executive’s employment other than (i) constructive termination as described herein, (ii) “Termination Upon a Change in Control,” and (iii) termination by reason of the Executive’s death or disability as described herein.

2.1.5  “Change in Control” shall mean (i) the time that the Corporation first determines that any person and all other persons who constitute a group (within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”)) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Corporation’s outstanding securities, unless a majority of the “Continuing Directors” approves the acquisition not later than ten (10) business days after the Corporation makes that determination, or (ii) the first day on which a majority of the members of the Corporation’s board of directors are not “Continuing Directors.”

2.1.6  “Continuing Directors” shall mean, as of any date of determination, any member of the Corporation’s board of directors of the Corporation who (i) was a member of that board of directors on December 31, 2011, (ii) has been a member of that board of directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Corporation’s board of directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Corporation’s board of directors at the time of such nomination or election or (y) at least two Continuing Directors.

2.2           Initial Term.  The term of employment of the Executive by the Corporation shall be for a period of three years beginning with Effective Date (“Initial Term”), unless terminated earlier pursuant to this Agreement.  At any time prior to the expiration of the Initial Term, the Corporation and the Executive may by mutual written agreement extend the Executive’s employment under the terms of this Agreement for such additional periods as they may agree.

2.6           Death.  In the event of the Executive’s death during the term of this Agreement, the Executive’s employment shall be deemed to have terminated as of the last day of the month during which her death occurs and the Corporation shall promptly pay to her estate or such beneficiaries as the Executive may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with her duties hereunder, all to the date of termination, but the Executive’s estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, Severance Compensation.

2.7           Voluntary Termination.  In the event of a Voluntary Termination, the Corporation shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which

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the Executive is a participant to the full extent of the Executive’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with her duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, Severance Compensation.

2.8           Termination Upon a Change in Control.  In the event of a Termination Upon a Change in Control, the Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive’s rights under such plans (including accelerated vesting, if any, of any awards granted to the Executive under the Corporation’s Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with her duties hereunder, all to the date of termination, and all Severance Compensation, but no other compensation or reimbursement of any kind.

2.9           Notice of Termination.  The Corporation may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days’ written notice to the Executive of such termination.  The Executive may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days’ written notice to the Corporation of such termination.

Section 3.           Salary, Benefits and Bonus Compensation.

3.1           Base Salary.  As payment for the services to be rendered by the Executive as provided in Section 1 and subject to the terms and conditions of Section 2, the Corporation agrees to pay to the Executive a “Base Salary” for the twelve (12) calendar months beginning the Effective Date at the rate of $72,000 per annum payable in 12 equal monthly installments of $6,000.

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3.3         Additional Benefits.  During the term of this Agreement, the Executive shall be entitled to the following fringe benefits:

3.3.1  Executive Benefits.  The Executive shall be eligible to participate in such of the Corporation’s benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Corporation, including, without limitation, the Corporation’s Stock Option Plan, profit sharing if any.  For purposes of establishing the length of service under any benefit plans or programs of the Corporation, the Executive’s employment with the Corporation will be deemed to have commenced on the Effective Date.

3.3.2 Vacation.  The Executive shall be entitled to four (4) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

3.3.6 Reimbursement for Expenses.  During the term of this Agreement, the Corporation shall reimburse the Executive for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Executive in connection with her duties under this Agreement..

Section 5.           Outside Activities of Executive.

The Corporation acknowledges that the Executive has commitments and business activities not related to the Corporation. There shall be no restriction on the Executive’s ability to fulfill such commitments or engage in such business activities, provided that during the term of the Executive’s employment under this Agreement or for a period of six months after the termination of such employment (other than a Termination Other Than For Cause or a Termination Upon Change in Control) the Executive shall not divert away from the Corporation, for officers personal benefit, or for the benefit of an organization in which officer has a material financial interest, any opportunity, arising during such period unless the Corporation’s board of directors have determined not to pursue such opportunity.

Nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for investing personal assets and/or those of family members in such form or manner that will not violate this Agreement and these activities will be permitted so long as they do not materially adversely affect the performance of the Executive’s duties and obligations to the Corporation.

Section 6.           Payment Obligations.

The Corporation’s obligation to pay the Executive the compensation and to make the arrangements provided herein shall be unconditional, and the Executive shall have no obligation whatsoever to mitigate damages hereunder.  If litigation after a Change in Control shall be

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brought to enforce or interpret any provision contained herein, the Corporation, to the extent permitted by applicable law and the Corporations’ articles of incorporation and bylaws, hereby indemnifies and will pay the Executive for the Executive’s reasonable attorneys’ fees and disbursements incurred in such litigation.

Section 7.           Confidentiality.

The Executive agrees that all confidential and proprietary information relating to the Corporation’s business shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by the Corporation’s board of directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.  Further, nothing herein shall preclude the information contained herein pursuant to rules and regulations of the Securities and Exchange Commission.

Section 8.           Withholdings.

All compensation and benefits to the Executive hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

Section 9.           Indemnification.

In addition to any rights to indemnification to which the Executive is entitled to under the Corporation’s articles of incorporation and bylaws, the Corporation shall indemnify the Executive at all times during and after the term of this Agreement to the maximum extent permitted under Nevada Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay the Executive’s expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

Section 10.         Notices.

Notice under this Agreement shall be in writing and shall be effective when actually delivered.  If mailed, notice shall be deemed effective 48 hours after mailing as registered or certified mail, postage prepaid, directed to the other party at the address set forth below or such other address as the party may indicate by written notice to the other:

First American Scientific Corp.	Kelly Niavis /S/ KELLY NIAVIS
#201 - 30758 South Fraser	_______________________
Abbotsford, British Columbia	_______________________
Canada V2T 6L4	_______________________

Time is of the essence of this Agreement.

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Section 12.         No Release.

Both parties agree that the termination of this Agreement or the expiration of the term of this Agreement shall not release either party from any obligations under Sections this Agreement.

Section 13.         Survival.

Any of the terms and covenants contained in this Agreement which require the performance of either party after Termination shall survive such Termination.

Section 14.         Waiver.

Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

Section 15.         Assignment.

Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

Section 16          Law Governing - Jurisdiction and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.  Exclusive jurisdiction and venue of any actions brought under this Agreement will the state or federal courts of Nevada.

Section 17.         Attorney Fees.

In the event a suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the trial court and/or appellate court.

Section 18.         Presumption.

This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 19.         Computation of Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a

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Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section 20.         Titles and Captions.

All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 21.         Pronouns and Plurals.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section 22.         Entire Agreement.

This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 23.         Agreement Binding.

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 24.         Savings Clause.

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement, the _____ day of December 2011.

Corporation

First American Scientific Corp.

BY:	BRIAN NICHOLS
Brian Nichols
Title: President
Corporate Seal applied

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Executive

KELLY NIAVIS
Kelly Niavis

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